Exhibit 1


                                      ARIES
                           MARITIME TRANSPORT LIMITED

                                                    April 27, 2007

TO THE SHAREHOLDERS OF
ARIES MARITIME TRANSPORT LIMITED

     Enclosed is a Notice of Annual General Meeting of Shareholders of Aries Maritime Transport Limited (the "Company") which will be held at the offices of Seward & Kissel LLP, 20th Floor, One Battery Park Plaza, New York, New York, on May 23, 2007 at 2:00 p.m. (Eastern Daylight Time), and related materials.

     At this Annual General Meeting of Shareholders (the "Meeting"), the shareholders of the Company will consider and vote upon proposals:

1. To re-elect Mr. Panagiotis Skiadas to serve as a Class III director until the 2010 Annual General Meeting of Shareholders ("Proposal One");

2. To approve the appointment of PricewaterhouseCoopers S.A. as the Company's independent auditors for the fiscal year ending December 31, 2007 ("Proposal Two"); and

3. To transact other such business as may properly come before the meeting or any adjournment thereof.

     Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast at the meeting. Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast at the meeting.

     You are cordially invited to attend the Meeting in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN. THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED.

     ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED BY MANAGEMENT IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

                                Very truly yours,


                                Mons Bolin
                                President and Chief Executive Officer

                        ARIES MARITIME TRANSPORT LIMITED
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 23, 2007

     NOTICE IS HEREBY given that the Annual General Meeting of Shareholders of Aries Maritime Transport Limited (the "Company") will be held on May 23, 2007 at 2:00 p.m., Eastern Daylight Time, at the offices of Seward & Kissel LLP, 20th Floor, One Battery Park Plaza, New York, New York 10004, for the following purposes, of which items 1 and 2 are more completely set forth in the accompanying Proxy Statement:

          1. To re-elect Mr. Panagiotis Skiadas to serve as a Class III director until the 2010 Annual General Meeting of Shareholders ("Proposal One");

          2.   To approve the appointment of PriceWaterhouseCoopers  S.A. as the
               Company's   independent  auditors  for  the  fiscal  year  ending
               December 31, 2007 ("Proposal Two");

          3. To lay before the shareholders the Company's audited financial statements for the year ended December 31, 2006; and

          4. To transact other such business as may properly come before the meeting or any adjournment thereof.

     The board of directors has fixed the close of business on April 16, 2007 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Annual General Meeting or any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED BY MANAGEMENT IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

     IF YOU ATTEND THE. MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                By Order Of The Board Of Directors

                                Richard J.H. Coxall
                                Secretary

April 27, 2007
Hamilton, Bermuda

                        ARIES MARITIME TRANSPORT LIMITED

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2007

                              --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
--------

     The enclosed proxy is solicited on behalf of the board of directors of Aries Maritime Transport Limited, a Bermuda company (the "Company"), for use at the Annual General Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, 20th Floor, One Battery Park Plaza, New York, New York 10004, on May 23, 2007, at 2:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about April 27, 2007.

VOTING RIGHTS AND OUTSTANDING SHARES
------------------------------------

     On April 16, 2007 (the "Record Date"), the Company had outstanding 28,416,877 common shares, par value $0.01 per share ("Common Shares"). Each shareholder of record at the close of business on the Record Date is entitled to one vote for each Common Share then held. Two or more shareholders present in person at the Meeting or by proxy representing in excess of one third of the total issued voting shares of the Company shall be a quorum for the purposes of the Meeting. The Common Shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted for the proposals set forth on the Notice of Annual General Meeting of Shareholders.

     The Common Shares are listed on The Nasdaq Global Market under the symbol "RAMS."

REVOCABILITY OF PROXIES
-----------------------

     A shareholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at the Company's registered office at Cannons Court 22 Victoria Street P.O. Box HM 1179 Hamilton HM EX Bermuda, a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                  PROPOSAL ONE

                          ELECTION OF CLASS III DIRECTOR

     The Company currently has five directors divided into three classes. As provided in the Company's bye-laws, at the first Annual General Meeting of Shareholders on May 25, 2006, we elected Class I, Class II and Class III directors with three, two, and one year terms, respectively. Accordingly, the directorship term for our class III director, Mr. Panagiotis Shadas, is set to expire. The board or directors has nominated Mr. Skiadas for re-election to a three-year term, such term to expire in 2010.

     Set forth below is information concerning Mr. Panagiotis Skiadas.

     Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby FOR the election of Mr. Panagiotis Skiadas. It is expected that Mr. Skiadas will be able to serve, but if before the election it develops that Mr. Skiadas is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee as the current board of directors may recommend.

Nominee For Election To The Company's Board Of Directors
--------------------------------------------------------

     Information concerning the nominee for director of the Company is set forth below:

             Name                 Age                     Position
             ----                 ---                     --------

         Panagiotis Skiadas       36               Class III Director and Deputy
                                                   Chairman

     Certain biographical information about Mr. Skiadas is set forth below.

     Panagiotis Skiadas has served as a member of our board of directors and our Deputy Chairman since the closing of our initial public offering in June 2005. Mr. Skiadas has been the Environmental Manager of VIOHALCO S.A., the parent company of the largest Greek metals group of companies that incorporates approximately 80 companies. Prior to joining VIOHALCO in April 2006, Mr. Skiadas performed the same role for a subsidiary of VIOHALCO, ELVAL S.A. since 2004. He has also served as the Section Manager of Environmental Operations for the Organizational Committee of Olympic Games, Athens 2004 S.A. Mr. Skiadas holds a bachelor's degree in Environmental Engineering from the University of Florida. He holds a master's degree in Environmental and Water Quality Engineering from the Massachusetts Institute of Technology. Mr. Skiadas is a citizen and a resident of Greece.

     Required Vote. Approval of Proposal One will require the affirmative vote of a plurality of the votes cast by shareholders entitled to vote thereon.

     THE  BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  A VOTE IN  FAVOR OF THE
PROPOSED DIRECTOR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH PROPOSED DIRECTOR UNLESS A CONTRARY VOTE IS SPECIFIED.

                                  PROPOSAL TWO

                           APPROVAL OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The board of directors is submitting for approval at the Meeting the selection of PriceWaterhouseCoopers S.A. as the Company's independent auditors for the fiscal year 2007. The board of directors will also lay before the Meeting the Company's audited financial statements for the year ended December 31, 2006. These financial statements are being distributed to shareholders as part of the Company's 2006 Annual Report.

     PriceWaterhouseCoopers S.A. has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.

     All services rendered by the independent auditors are subject to review by the Audit Committee.

     Required Vote. Approval of Proposal Two will require the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon.

THE  BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  A VOTE FOR  APPROVAL  OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS S.A. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2007 FISCAL YEAR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.

SOLICITATION
------------

     The cost of preparing and soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, e-mail, or personal contact. The board of directors may retain the services of Computershare Investor Services LLC for soliciting proxies from those entities holding shares in street name.

EFFECT OF ABSTENTIONS
---------------------

          Abstentions will not be counted in determining whether. Proposals One or Two have been approved.

                                  OTHER MATTERS

     No other matters are expected to be presented for action at the Meeting.


                                By Order of the Directors

                                Richard J.H. Coxall
                                Secretary

April 27, 2007
Hamilton, Bermuda

SK 23248 0002 771340